UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2013 (May 21, 2013)

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 1400

Minnetonka, MN 55305

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:  (612) 629-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2013, Two Harbors Investment Corp. (the “Company”), held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders approved the Company’s Restated 2009 Equity Incentive Plan (the “Plan”).  This stockholder approval effectuated, among other changes, an increase in the number of shares available for issuance under the Plan by 2,800,000 shares of common stock.  Other amendments provide for the possibility of making grants of equity-based compensation to the Company’s executive officers and other key employees of the Company’s external manager, PRCM Advisors LLC, upon a determination by the Compensation Committee of the Company’s Board of Directors (the “Board”), and the implementation of certain best practices of equity-based compensation.  The Board had previously unanimously approved the Plan, subject to stockholder approval.  A description of the Plan, as amended, is included in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 8, 2013 (the “Proxy Statement”).  The description of the Plan is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix A to the Proxy Statement.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting for the purpose of electing eight directors, approving the Plan, and ratifying the appointment of Ernst & Young LLP as its independent registered public accountants.  In addition, the Company held an advisory vote relating to the Company’s executive compensation.

For more information on the proposals described below, refer to the Company’s Proxy Statement.  As of the record date, there were a total of 362,142,394 shares of common stock outstanding and entitled to vote at the Annual Meeting.  At the Annual meeting 322,456,353 shares of common stock, or approximately 89%, were represented in person or by proxy; therefore, a quorum was present.

Proposal 1 — Election of Directors

The eight nominees proposed by the Board were elected to serve as a director until the Company’s Annual Meeting of Stockholders to be held in 2014 or until his or her successor is duly elected and qualified. The voting results for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes
James J. Bender	204,308,021	1,709,819	116,438,513
Mark D. Ein	192,865,871	13,151,969	116,438,513
William W. Johnson	203,313,101	2,704,739	116,438,513
Stephen G. Kasnet	193,424,599	12,593,241	116,438,513
W. Reid Sanders	203,305,432	2,712,408	116,438,513
Thomas Siering	202,900,680	3,117,160	116,438,513
Brian C. Taylor	197,451,569	8,566,271	116,438,513
Hope W. Woodhouse	204,253,923	1,763,917	116,438,513

Proposal 2—Approval of the Restated 2009 Equity Incentive Plan

Stockholders approved the Company’s Restated 2009 Equity Incentive Plan with the following final voting results: 196,405,809 for; 8,570,183 against; 1,041,848 abstentions; 116,438,513 broker non-votes.

Proposal 3 — Ratification of Selection of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2013. The proposal received the following final voting results: 319,902,068 for; 1,584,468 against; and 969,817 abstentions.

Proposal 4 — Advisory Vote Relating to Executive Compensation

Stockholders approved the advisory resolution on the Company’s executive compensation. The proposal received the following final voting results: 199,472,842 for; 4,756,843 against; 1,788,155 abstentions; and 116,438,513 broker non-votes.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Restated 2009 Equity Incentive Plan (incorporated by reference and attached as Appendix A to the Company’s Proxy Statement, as filed with the Securities and Exchange Commission on April 8, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/Rebecca B. Sandberg
Rebecca B. Sandberg
Secretary and General Counsel

Date: May 28, 2013